PRICING SUPPLEMENT NO. 11                                         Rule 424(b)(3)
DATED: October 30, 1998                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:                 Floating Rate Notes        Book Entry Notes
$125,000,000                      [x]                        [x]

Original Issue Date:              Fixed Rate Notes           Certificated Notes
November 4, 1998                  [_]                        [_]


Maturity Date:                    CUSIP#: 073928 FG 3
November 4, 1999

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.43%

----------------------------------------



NYFS04...:\25\22625\0122\2041\SUPN038P.460

*     12/4/98, 1/4/99, 2/4/99, 3/4/99, 4/5/99, 5/4/99, 6/4/99, 7/6/99, 8/4/99,
      9/6/99 and 10/4/99.

**    12/4/98, 1/4/99, 2/4/99, 3/4/99, 4/5/99, 5/4/99, 6/4/99, 7/6/99, 8/4/99,
      9/6/99, 10/4/99 and 11/4/99.

***   The one-month LIBOR rate on November 2, 1998 plus 43 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.








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